Exhibit 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
October 25, 2007	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Reports Third Quarter Financial Results

HOUSTON, October 25, 2007—Cabot Oil & Gas Corporation today announced third quarter net income of $35.5 million, or $0.37 per share, cash flow from operations of $86.8 million and discretionary cash flow of $121.7 million. “These results compare favorably to our historical third quarter outcomes,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “The net income figure is Cabot’s second highest for a third quarter period, and the cash flow figures are both records for the quarter.”

Last year’s third quarter results included the sale of the Company’s south Louisiana and offshore properties, which generated a large gain, resulting in $189 million of net income, or $1.96 per share, $86.7 million of cash flow from operations and $21.5 million of discretionary cash flow. This year’s third quarter includes a $2.9 million, net of tax, charge for impairment. Removing the results of asset sales and impairments in both quarters, the comparative results for net income is $38.4 million, or $0.40 per share for 2007, versus $45.3 million, or $0.47 per share for 2006, with the cash flow comparisons remaining unchanged.

Realized pricing between the comparative third quarters was essentially flat for both oil and natural gas. While oil has strengthened recently, third quarter prices fell within the Company’s collared range. For natural gas, where weaker pricing has persisted, the Company realized $28.9 million from its hedge position for the quarter and $59.6 million year-to-date.

Equivalent production for the quarter totaled 21.9 Bcfe, up 14.7 percent over last year’s pro forma comparison level of 19.1 Bcfe. The actual reported figure for last year was 23.0 Bcfe, which included production from the divested south Louisiana and offshore

Exhibit 99.1

properties. “Equivalent production for the third quarter remained solidly within our guidance,” stated Dinges. “We returned to our pre-asset sale daily production levels at the end of September as we predicted; however, along with other industry players, we shut in Rocky Mountain production when prices fell below economic levels for October.”

Operating expenses between quarters grew five percent, but are up less than one percent in total when the impairment is removed from the comparison. The only changes from guidance for the quarter were increased direct operations expense due primarily to lease maintenance activity and slightly higher DD&A.

Year-to-Date

For the first nine months of 2007, the Company reported net income of $125.4 million, or $1.29 per share, cash flow from operations of $328.6 million and discretionary cash flow of $341 million. This compares to $289 million, or $2.98 per share, $356.1 million and $251 million, respectively. Removing the impairment and the gain on the sale, the nine-month comparison for net income is $120.6 million, or $1.24 per share for 2007 versus $145.2 million, or $1.50 per share for 2006. Primarily driving this result is lower absolute oil production between periods, due to the 2006 asset sale.

“Through the nine months ended September 30, 2007, we have been actively drilling (359 gross wells, up 19 percent), acquiring acreage and aggressively developing our portfolio,” commented Dinges. “Right now, we have a 22 percent net debt to adjusted capitalization ratio and expect to borrow additional dollars to jump start 2008 with extensive fourth quarter activity in east Texas,” Dinges added. Capital investment should approach $600 million for 2007.

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s third quarter financial and operating results discussion with financial analysts on Friday, October 26, at 9:30 a.m. EDT (8:30 a.m. CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 17100993. The replay will be available through Sunday, October 28, 2007. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Exhibit 99.1

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; the East and in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

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CABOT OIL & GAS RESULTS — Page 4

OPERATING DATA

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
East	6.2	5.8	18.2	17.5
Gulf Coast	6.8	8.0	19.7	23.9
West	6.6	6.2	19.4	17.3
Canada	1.0	0.7	3.0	1.8

Total	20.6	20.7	60.3	60.5
Less: Production from properties sold in 2006 (1)	—	(2.7)	—	(9.0)

Adjusted Total	20.6	18.0	60.3	51.5

Crude/Condensate/Ngl
East	7	6	20	19
Gulf Coast	154	321	463	1,025
West	50	54	140	167
Canada	4	1	14	8

Total	215	382	637	1,219
Less: Production from properties sold in 2006 (1)	—	(213)	—	(705)

Adjusted Total	215	169	637	514

Equivalent Production (Bcfe)	21.9	23.0	64.1	67.8
Less: Production from properties sold in 2006 (1)	—	(3.9)	—	(13.2)

Adjusted Equivalent Production (Bcfe)	21.9	19.1	64.1	54.6

PRICES
Average Produced Gas Sales Price ($/Mcf)
East	$7.37	$7.41	$7.76	$8.09
Gulf Coast	$7.82	$7.13	$7.95	$7.41
West	$5.47	$5.84	$6.00	$6.19
Canada	$4.95	$5.09	$5.63	$6.10
Total (2)	$6.80	$6.76	$7.15	$7.22

Crude/Condensate Price ($/Bbl)
East	$68.12	$64.67	$60.78	$63.29
Gulf Coast	$71.16	$70.10	$62.27	$66.71
West	$70.85	$68.53	$62.81	$64.99
Canada	$63.47	$69.53	$54.97	$65.90
Total (2)	$70.85	$69.80	$62.17	$66.42

WELLS DRILLED
Gross	137	110	359	301
Net	110	92	313	248
Gross Success Rate	98%	96%	98%	97%

(1)	These amounts relate to production associated with offshore and certain south Louisiana properties sold during the third quarter of 2006.
(2)	These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Realized Impacts to Gas Pricing	$1.40	$0.41	$0.99	$0.28
Realized Impacts to Oil Pricing	$—	$—	$0.29	$—

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Operating Revenues
Natural Gas Production	$140,300	$140,261	$431,178	$436,931
Brokered Natural Gas	15,179	17,075	66,357	67,389
Crude Oil and Condensate	15,084	26,435	39,289	80,283
Other	285	973	1,429	5,703

	170,848	184,744	538,253	590,306

Operating Expenses
Brokered Natural Gas Cost	13,223	15,282	57,973	59,924
Direct Operations—Field and Pipeline	20,996	19,893	57,131	55,478
Exploration	8,766	13,561	21,243	39,972
Depreciation, Depletion and Amortization	43,585	35,914	121,551	108,104
Impairment of Oil & Gas Properties	4,614	—	4,614	—
General and Administrative (excluding Stock-Based Compensation)	7,831	7,566	28,380	26,295
Stock-Based Compensation (1)	1,884	3,149	12,580	12,187
Taxes Other Than Income	14,379	14,366	42,123	44,439

	115,278	109,731	345,595	346,399
Gain / (Loss) on Sale of Assets (2)	(49)	229,733	12,293	229,944

Income from Operations	55,521	304,746	204,951	473,851
Interest Expense and Other	3,921	6,978	11,464	19,151

Income Before Income Taxes	51,600	297,768	193,487	454,700
Income Tax Expense	16,147	108,748	68,111	165,651

Net Income	$35,453	$189,020	$125,376	$289,049

Net Earnings Per Share—Basic	$0.37	$1.96	$1.29	$2.98
Weighted Average Common Shares Outstanding	97,068	96,459	96,899	97,097

(1)	Includes the impact of the Company’s performance share and restricted stock amortization as well as expense related to stock options and stock appreciation rights.
(2)	Gain on Sale of Assets is primarily related to the sale in the third quarter of 2006 of offshore and certain south Louisiana properties.

CABOT OIL & GAS RESULTS — Page 6

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	September 30, 2007	December 31, 2006
Assets
Current Assets	$197,835	$315,682
Property, Equipment and Other Assets	1,843,198	1,487,897
Deferred Income Taxes	36,213	30,912

Total Assets	$2,077,246	$1,834,491

Liabilities and Stockholders’ Equity
Current Liabilities	$223,665	$251,027
Long-Term Debt, excluding Current Maturities	295,000	220,000
Deferred Income Taxes	424,267	347,430
Other Liabilities	82,530	70,836
Stockholders’ Equity	1,051,784	945,198

Total Liabilities and Stockholders’ Equity	$2,077,246	$1,834,491

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Cash Flows From Operating Activities
Net Income	$35,453	$189,020	$125,376	$289,049
Impairment of Oil & Gas Properties	4,614	—	4,614	—
Income Charges Not Requiring Cash	45,511	39,141	135,094	120,366
(Gain) / Loss on Sale of Assets	49	(229,733)	(12,293)	(229,944)
Deferred Income Tax Expense	27,318	9,482	66,930	31,514
Changes in Assets and Liabilities	(34,148)	66,078	(5,548)	110,849
Stock-Based Compensation Tax Benefit	(811)	(859)	(6,857)	(5,756)
Exploration Expense	8,766	13,561	21,243	39,972

Net Cash Provided by Operations	86,752	86,690	328,559	356,050

Cash Flows From Investing Activities
Capital Expenditures	(145,032)	(120,157)	(416,963)	(344,620)
Proceeds from Sale of Assets	1	322,412	5,826	322,987
Exploration Expense	(8,766)	(13,561)	(21,243)	(39,972)

Net Cash (Used in) / Provided by Investing	(153,797)	188,694	(432,380)	(61,605)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	7	1,056	2,314	3,620
Net Increase in Debt	60,000	50,000	75,000	60,000
Purchase of Treasury Stock	—	(19,305)	—	(46,492)
Stock-Based Compensation Tax Benefit	811	859	6,857	5,756
Dividends Paid	(2,913)	(1,930)	(7,753)	(5,832)

Net Cash Provided by Financing	57,905	30,680	76,418	17,052

Net (Decrease) / Increase in Cash and Cash Equivalents	$(9,140)	$306,064	$(27,403)	$311,497

CABOT OIL & GAS RESULTS — Page 7

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
As Reported—Net Income	$35,453	$189,020	$125,376	$289,049
Reversal of Selected Items, Net of Tax:
Impairment of Oil & Gas Properties	2,870	—	2,870	—
(Gain) / Loss on Sale of Assets	30	(143,675)	(7,646)	(143,806)

Net Income Excluding Selected Items	$38,353	$45,345	$120,600	$145,243

As Reported—Net Earnings Per Share	$0.37	$1.96	$1.29	$2.98
Per Share Impact of Reversing Selected Items	0.03	(1.49)	(0.05)	(1.48)

Net Earnings Per Share Including Reversal of Selected Items	$0.40	$0.47	$1.24	$1.50

Weighted Average Common Shares Outstanding	97,068	96,459	96,899	97,097

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Discretionary Cash Flow
As Reported—Net Income	$35,453	$189,020	$125,376	$289,049
Plus / (Less):
Impairment of Oil & Gas Properties	4,614	—	4,614	—
Income Charges Not Requiring Cash	45,511	39,141	135,094	120,366
(Gain) / Loss on Sale of Assets	49	(229,733)	(12,293)	(229,944)
Deferred Income Tax Expense	27,318	9,482	66,930	31,514
Exploration Expense	8,766	13,561	21,243	39,972

Discretionary Cash Flow	121,711	21,471	340,964	250,957
Changes in Assets and Liabilities	(34,148)	66,078	(5,548)	110,849
Stock-Based Compensation Tax Benefit	(811)	(859)	(6,857)	(5,756)

Net Cash Provided by Operations	$86,752	$86,690	$328,559	$356,050

Net Debt Reconciliation

(In thousands)

	September 30, 2007	December 31, 2006
Current Portion of Long-Term Debt	$20,000	$20,000
Long-Term Debt	295,000	220,000

Total Debt	$315,000	$240,000
Stockholders’ Equity	1,051,784	945,198

Total Capitalization	$1,366,784	$1,185,198

Total Debt	$315,000	$240,000
Less: Cash and Cash Equivalents	(14,451)	(41,854)

Net Debt	$300,549	$198,146

Net Debt	$300,549	$198,146
Stockholders’ Equity	1,051,784	945,198

Total Adjusted Capitalization	$1,352,333	$1,143,344

Total Debt to Total Capitalization Ratio	23.0%	20.2%
Less: Impact of Cash and Cash Equivalents	0.8%	2.9%

Net Debt to Adjusted Capitalization Ratio	22.2%	17.3%